SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 16, 2006	Commission file number 0-9032

SONESTA INTERNATIONAL HOTELS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New York
(State or Other Jurisdiction)

13-5648107
(I.R.S. Employer Identification No.)

116 Huntington Avenue, Boston, MA 02116
(Address of principal Executive Offices)

(Registrant’s Telephone Number, Including Area Code): 617-421-5400

Not Applicable
(Former name, former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01: OTHER EVENTS

Sonesta International Hotels Corporation (the “Company”) currently provides a defined benefit pension plan to substantially all of its U.S. employees. Benefits under the pension plan are based on an employee’s years of service and the average of the employee’s highest earnings during any 60 month period of employment. The Company also offers a 401(k) savings plan to its employees, which currently does not provide for contributions by the Company.

The Company has decided, effective December 31, 2006, to freeze the pension plan. Current participants in the pension plan will continue to be eligible to receive a pension benefit, provided they meet the 5-years of service vesting requirement during their employment with the Company. However, the amount of all pension benefits due under the pension plan will be frozen at the December 31, 2006 level.

In lieu of continuing the pension plan, effective January 1, 2007, the Company will begin providing matching contributions of up to 4% of earnings to employees who make 401(k) contributions. The Company expects the cost of its future annual contributions to the 401(k) savings plan to be no more than the expense during 2006 of providing benefits under the pension plan.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

SONESTA INTERNATIONAL HOTELS CORPORATION

Date: November 16, 2006	By:	/s/ Boy van Riel

Title Vice President and Treasurer

(Authorized to sign on behalf of the Registrant as Principal Financial Officer).

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